Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Microchip Technology Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 33-59686, 33-80072, 33-81690, 33-83196, 333-872, 333-40791, 333-67215,
333-93571, 333-51322, 333-53876, 333-73506, 333-96791, 333-99655, 333-191696 and
333-103764) on Form S-8 of Microchip Technology Incorporated, of our report dated April 30, 2001, with respect to the consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for the year ended March 31, 2001, which report appears in the March 31, 2003 annual report on Form 10-K of Microchip Technology Incorporated.

                                        /s/ KPMG

Phoenix, Arizona
June 4, 2003